Exhibit 3.40

101214000537

E-12

ARTICLES OF ORGANIZATION

OF
NYRTMS, LLC

(Under Section 203 of the Limited Liability Company Law of the State of New York)

FIRST:	The name of the limited liability company (hereinafter referred to as the “Company”) is:

NYRTMS, LLC

SECOND:	The county within this state in which the office of the Company is to be located is Westchester.

THIRD:

The Secretary of State is designated as agent of the Company upon whom process against it may be served. The post office address within or without this state to which the Secretary of State shall mail a copy of any process against the Company served upon him or her is:

Corporation Service Company 80 State Street Albany, New York 12207-2543

FOURTH:	The Company is to be managed by one or more managers.

DATED:	December 9, 2010	/s/ Molly Rush
Molly Rush
Organizer

101214000537

101214000537

ARTICLES OF ORGANIZATION
OF
NYRTMS, LLC

(Under Section 203 of the Limited Liability Company Law of the State of New York)

RECEIVED

2010 DEC 14 AM 11:02

FILED

2010 DEC 14 PM 12:28

FILED BY:

GARFUNKEL WILD, P.C.

ATTORNEYS AT LAW

111 GREAT NECK ROAD

GREAT NECK, NY 11021

STATE OF NEW YORK
DEPARTMENT OF STATE

FILED DEC 14 2010

Tax $
E-12
DRAWDOWN	BY:	/s/ Authorized Signatory

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on April 16, 2012.

/s/ Daniel E. Shapiro
Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

101229000570

CERTIFICATE OF MERGER

OF

NEW YORK RADIATION THERAPY MANAGEMENT SERVICES, INCORPORATED

AND

NYRTMS, LLC

INTO

NYRTMS, LLC

(Under Section 1003 of the Limited Liability Company Law of the State of New York)

FIRST: The names and jurisdictions of formation or organization of each entity which is to merge are as follows:

New York Radiation Therapy Management Services, Incorporated, a New York corporation; and

NYRTMS, LLC, a New York limited liability company.

SECOND: The date of formation for each entity which is to merge is as follows:

New York Radiation Therapy Management Services, Incorporated: July 20,1997; and

NYRTMS, LLC: December 14, 2010.

THIRD: The name of the surviving domestic limited liability company is NYRTMS, LLC.

FOURTH: The agreement of merger has been approved, confirmed and executed by New York Radiation Therapy Management Services, Incorporated and NYRTMS, LLC.

FIFTH: The effective date of the merger shall be December 31, 2010.

SIXTH: The Secretary of State is designated as agent of the surviving limited liability company upon whom process against it may be served. The address within or without this state to which the Secretary of State shall mail a copy of any process against the limited liability company serviced upon him or her is:

Corporation Service Company

80 State Street

Albany, New York 12207-2543

SEVENTH: The agreement of merger is on file at the following place of business of the surviving domestic limited liability company:

1010 Northern Boulevard

Suite 314

Great Neck, New York 11021

101229000570

EIGHTH: A copy of the agreement of merger will be furnished by the surviving domestic limited liability company on request and without cost to any member of any domestic limited liability company or to any person holding an interest in any other business entity that is to merger pursuant to such agreement.

NINTH: Paragraph 1 of the Articles of Organization of NYRTMS, LLC, which sets forth the name of the surviving limited liability company, is hereby amended to read in its entirety as follows:

“FIRST:         The name of the limited liability company (hereinafter referred to as “Company”) is:

NEW YORK RADIATION THERAPY MANAGEMENT SERVICES, LLC”

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Merger as of December 23, 2010.

New York Radiation Therapy Management Services, Incorporated

By:	/s/ Jeffrey A. Pakrosnis
Name: Jeffrey A. Pakrosnis
Title: Treasurer

NYRTMS, LLC

By:	/s/ Daniel E. Dosoretz
Name: Daniel E. Dosoretz, M.D.
Title: President

101229000570

CERTIFICATE OF MERGER
OF
NEW YORK RADIATION THERAPY MANAGEMENT SERVICES, INCORPORATED
AND
NYRTMS, LLC
INTO
NYRTMS, LLC

(Under Section 1003 of the Limited Liability Company Law of the State of New York)

FILED

2010 DEC 29 PM 12:51

FILED BY:

GARFUNKEL WILD, P.C.

ATTORNEYS AT LAW

111 GREAT NECK ROAD

GREAT NECK, NY 11021

E-12

DRAWDOWN

RECEIVED

2010 DEC 28 PM 2:02

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED

DEC 29 2010

TAX $

BY:	/s/ Authorized Signatory

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on April 16, 2012.

/s/ Daniel E. Shapiro
Daniel E. Shapiro
First Deputy Secretary of State

Rev. 06/07

110301000328

New York State
Department of State
Division of Corporations, State Records
and Uniform Commercial Code
Albany, NY 12231
www.dos.state.ny.us

CERTIFICATE OF PUBLICATION

OF

NEW YORK RADIATION THERAPY MANAGEMENT SERVICES, LLC

(Name of Domestic Limited Liability Company)

Under Section 206 of the Limited Liability Company Law

The undersigned is the Authorized Person

(Title)

NEW YORK RADIATION THERAPY MANAGEMENT SERVICES, LLC of

(Name of Domestic Limited Liability Company)

If the name of the limited liability company has changed, the name under which it was organized is: NYRTMS, LLC

The articles of organization were filed by the Department of State on: 12/14/2010

The published notices described in the annexed affidavits of publication contain all of the information required by Section 206 of the Limited Liability Company Law.

The newspapers described in such affidavits of publication satisfy the requirements set forth in the Limited Liability Company Law and the designation made by the county clerk.

I certify the foregoing statements to be true under penalties of perjury.

02/08/2011

(Date)

/s/ NICOLE GADE
(Signature)

NICOLE GADE

(Type or Print Name)

/s/ Authorized Signatory

110301000328

Affidavit of Publication

Under Section 206 of the
Limited Liability Company Law

State of New York

County of Westchester, ss.:

NOTICE OF FORMATION of NYRTMS, LLC, a domestic LLC. Arts. of Org. filed with the SSNY on 12/14/2010. Office location: Westchester County. SSNY has been designated as agent upon whom process against the LLC may be served. SSNY shall mail a copy of process to: Corporation Service Company, 80 State Street, Albany, NY 12207, Purpose: Any Lawful Purpose. 1621981 d22-Wj26

The undersigned is the Publisher of the NEW YORK LAW JOURNAL, a Daily Newspaper published in New York, New York. A notice regarding NYRTMS, LLC was published in said newspaper once in each week for six successive weeks, commencing on 12/22/10 and ending on 01/26/11. The Text of the Notice as published in said newspaper is as set forth below. This newspaper has been designated by the Clerk of Westchester County for this purpose.

Stephen Lincoln Publisher

/s/ Paul Glaro
By: Paul Glaro Authorized Designee of the Publisher

SWORN TO BEFORE ME, this 26th day of January,

2011

/s/ Cynthia Byrd
Notary / Cynthia Byrd

Cynthia Byrd
Notary Public, State of New York
No. 01BY6056945
Qualified in Kings County
Commission Expires April 09, 2011

Westchester County Business Journal

3 Gannett Drive

White Plains, New York 10604

Affidavit of Publication

Under Section 206 of the Limited Liability Company Law

State of New York

County of Westchester, ss.:

The undersigned is the Publisher of the WESTCHESTER COUNTY BUSINESS JOURNAL, a weekly Newspaper published in the City of White Plains, county of Westchester and State of New York. A notice regarding NYRTMS, LLC was published in said newspaper once in each week for six successive weeks, commencing on 12.27.2010 and ending on 01.31.2011. The text of the notice as published in said newspaper is as set forth below. This newspaper has been designated by the Clerk of Westchester County for this purpose.

By:	/s/ BARBARA HANLON
BARBARA HANLON

AUTHORIZED DESIGNEE OF DOLORES DELBELLO.

PUBLISHER OF THE WESTCHESTER COUNTY BUSINESS JOURNAL

sworn to before me this 31 day of Jan 2011

/s/ MARIE T. ORSER
Notary Public Westchester County

MARIE T. ORSER

NOTARY PUBLIC, State of New York

No. 01OR6053542

Qualified in Putnam County

Commission Expires on January 16, 2015

Notice of Formation of NYRTMS LLC, a domestic LLC. Arts. of Org. filed with the SSNY on 12/14/2010. Office location: Westchester County. SSNY has been designated as agent upon whom process against the LLC may be served. SSNY shall mail a copy of process to: Corporation Service Company, 80 State Street, Albany, NY 12207. Purpose: Any Lawful Purpose.

Ad# 56358

110301000328

CERTIFICATE OF PUBLICATION

OF

NEW YORK RADIATION THERAPY MANAGEMENT SERVICES, LLC

(Name of Domestic Limited Liability Company)

Under Section 206 of the Limited Liability Company Law

RECEIVED
2011 MAR–1 AM 9:11

Filed by: GARFUNKEL WILD, P.C. - ATTN SUSAN KLEIN

(Name)

111 GREAT NECK ROAD

(Mailing Address)

GREAT NECK, NY 11021

(City, State and Zip Code)

HUBCO #29

DRAWDOWN

Note: This form was prepared by the New York State Department of State for filing a certificate of publication for a domestic limited liability company. You are not required to [ILLEGIBLE] this form. You may draft your own form or use forms available from legal [ILLEGIBLE]. The Department of State recommends that legal documents be prepared under the guidance of an attorney.

For DOS Use only

STATE OF NEW YORK
DEPARTMENT OF STATE

FILED MAR 01 2011

TAX $

By:	/s/ Authorized Signatory

FILED

2011 MAR–1 PM 1:22

Attach this page after the affidavits of publication.